Exhibit 99.1

FOR IMMEDIATE RELEASE
Source: The Hartcourt Companies, Inc.
Shanghai, December 5, 2006 at 6.30 am EST

Press Release

Hartcourt Announces Closing Private Placement of USD 252,372

Shanghai - December 5, 2006— The Hartcourt Companies, Inc. (OTC BB: HRCT, Frankfurt: 900009) today announced that it (“the Company”) has closed a non-brokered private placement with several accredited investors. This placement consists of 3,709,118 shares of the Company’s common stock at a purchase price of USD 0.068 per share for total gross proceeds of USD 252,372. No finder’s fee or commission is payable for this private placement. All proceeds of the private placement will be used for general working capital.

The new shares issued have not been and will not be registered under the U.S. Securities Act of 1933, as amended, or any state securities laws, and have been offered to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the U.S. Securities Act.

About Hartcourt
Hartcourt’s achievements and operations can be found on its web site: www.hartcourt.com

Forward-looking statements

The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. Forward looking statements are identified by words such as “expects,” “believes,” “anticipates,” and words of similar import. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, including those risks identified in the company’s filings with the U.S. Securities and Exchange Commission, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

Contact:
Ms Tingting Ni, Tel: + 86 21 51521577 Fax: + 86 21 51521579 Email: ir@hartcourt.com